FIFTH AVENUE RESEARCH AND ADVISORY GROUP, INC.

                         CONSULTING AGREEMENT


     This CONSULTING AGREEMENT ("Agreement") is entered into as of June 12, 1996, by and among FIFTH AVENUE RESEARCH AND ADVISORY GROUP, INC. ("Consultant"), whose address is 551 Fifth Avenue, New York, New York and EFTEK CORP. ("Company") whose address is Bloomfield Business Park, 408 Bloomfield Drive, Units 1 & 2, Berlin, New Jersey 08009 (collectively the "Parties").

     1. Consultation Services. Company hereby retains consultant to perform services as mutually determined from time to time by the Parties in accordance with the terms and conditions set forth in this Agreement. Such services may include generally consulting with the officers and employees of Company concerning matters relating to the Company's financial policies, and generally any matter arising out of the business affairs of Company. Such services may include on an as needed basis (a) analysis and preparation of research reports regarding potential mergers, acquisitions or divestitures by the company; (b) analysis and preparation of research reports regarding the Company's financial condition and cash flow; and (c) analysis and preparation of research reports regarding the Company's capitalization.

     2. Term of Agreement. This Agreement will begin June 1, 1996 ("Effective Date") and will end one year after the Effective Date. As a retainer for availability of Consultant, on the Effective Date, Company shall execute the Stock Purchase Warrant Agreement attached hereto as Exhibit "A" and also issue 200,000 stock purchase warrants to Consultant in accordance with the terms and conditions set forth in the Stock Purchase Warrant Agreement.

     3. Time Devoted by Consultant. Consultant shall devote such time as appropriate in accordance with its duties under this Agreement.

     4. Place Where Services Rendered. Consultant will perform most of its services in accordance with this Agreement at its principal executive office.

     5. Independent Contractor. Both Company and Consultant agree that Consultant will act as an independent contractor in the performance of its duties under this Agreement.

     6. Payment to Consultant. Company shall pay Consultant the sum of $3,000 per month quarterly, in advance, on or before the first day of each calendar quarter. Consultant shall also be paid for extraordinary traveling and living expenses if travel is required by Company.

     7. Employment of Others. Company may from time to time request that Consultant arrange for the services of others. All costs to Consultant for those services will be paid directly by Company, but in no event shall Consultant employ others without Company's prior authorization.

     8. Indemnification. Consultant shall be entitled to rely on, and shall be protected in acting in reliance upon, any instructions or directions furnished to it by Company, and shall be entitled to rely on, and shall be protected in acting in reliance upon, any information provided by Company, without any obligation to make independent verification of same. Company shall indemnify and hold Consultant harmless from and against any and all liability and expense which may arise out of any action taken or omitted by Consultant in reliance on such instructions, directions and/or information.

     9.   Miscellaneous.

          9.1 Arbitration. Any controversy or claim arising out of ore relating to this Agreement or the transactions contemplated thereby shall be settled by arbitration in accordance with the rules of the American Arbitration Association, in New York, New York, and judgment upon such award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The prevailing party shall be entitled to reimbursement of reasonable attorney's fees and expenses.

          9.2 Choice of Law. This Agreement shall be construed in accordance with the laws of the State of New York.

          9.3 Successors and Assigns. This Agreement shall inure to the benefit and bind the successors and assigns of the parties.

          9.4 Extent of Agreement. This Agreement represents the entire agreement of the parties.

     IN WITNESS WHEREOF, the parties have executed this Consulting Agreement on the date first above written.

Consultant:                   Company

FIFTH AVENUE RESEARCH         EFTEK CORP.
AND ADVISORY GROUP, INC.
/s/ John Figliolini           /s/Frank Whitmore
- --------------------------    ---------------------------
John Figliolini, President    Frank Whitmore, President



Consulting Agreement                                        2 of 2

               STOCK PURCHASE WARRANT AGREEMENT

            TO SUBSCRIBE FOR AND PURCHASE SHARES OF

                          EFTEK CORP.

  THIS CERTIFIES THAT, for value received, Fifth Avenue Research and Advisory Group, Inc. (hereinafter called "Holder") or registered assign(s), is entitled to subscribe for and purchase from Eftek Corp., incorporated under the laws of the State of Nevada (hereinafter called the "Company") at the price of $1.00 per share at any time from the issuance of this Warrant to and including the date five (5) years from said date up to Two Hundred Thousand (200,000) fully paid and non-assessable shares of the Company's Common Stock, subject however, to the provisions and upon the terms and conditions hereinafter set forth.

     THIS SECURITY HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF NEVADA OR ANY OTHER STATE AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED AND QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS OR IF AN EXEMPTION FROM SUCH REGISTRATION OR QUALIFICATION IS APPLICABLE.

       1. Warrant. The rights represented by this Warrant may be exercised by the Holder hereof, in whole or in part (but not as to a fractional share of Common Stock), by the surrender of the Warrant Certificate or Certificates with the Form of Election to Purchase duly executed, at the principal office of the Company and upon payment to it, for the account of the Company, by cash, check, certified check or bank draft, of the purchase price for such shares of Common Stock. The Company agrees that the shares of Common Stock shall be and be deemed to be issued to the Holder hereof as the record owner of such Shares, as of the close of business on the date on which the Warrant Certifcate shall have been surrendered and payment made for such Shares, as aforesaid. Certificates for the Shares shall be delivered to the Holder hereof within a reasonable time, not exceeding ten days, after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new Warrant Certificate, representing the number of shares of Common Stock, if any, with respect to which this Warrant shall not then have been exercised, shall also be issued to the Holder hereof within such time. The Company shall have no right to call the Warrant or the shares of Common Stock issued upon the exercise hereof.

  2. Transferability. The Holder of this Warrant, by acceptance hereof, agrees that, prior to the disposition of the Warrant or shares of Common Stock purchased on the exercise thereof under circumstances which might require registration of such securities under the Securities Act of 1933, as then in force, or any similar federal statute then in force, such Holder will give written notice to the Company, expressing such Holder's intention of effecting as to the disposition to be made of the securities theretofore issued upon exercise hereof. If, in the written opinion of Holder's counsel, subject to the written approval of Company's counsel the proposed disposition does not require registration under the Securities Act of 1933, as then in force, or any similar federal statute then in force, of the Warrant or securities issuable or issued upon the exercise of this Warrant, the Holder, subject to the company's counsel's written approval, shall, as promptly as practicable, notify the Company hereof of such opinion, whereupon such Holder shall be entitled to dispose of the Warrant or such securities theretofore issued upon the exercise hereof, all in accordance with the terms of the notice delivered by such Holder to the Company.

  3. Shares Issuable Upon Exercise. The Company covenants and agrees that all securities that may be issued upon the exercise of the rights, represented by this Warrant will, upon issuance, be validly issued, fully paid and non-assessable, and free from all taxes, liens, and charges with respect to the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue). The Company further covenants and agrees that, during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved, a suffcient number of shares of its Common Stock to provide for the exercise of rights presented by this Warrant.

  4. Certain Events. In the case, at any time during the period this Warrant shall be exercisable, (i) the Company shall pay any dividend payable in stock on its Common Stock, or make any distribution (other than cash dividends paid at established annual or quarterly rates) to the Holders of its Common Stock; (ii) the Company shall offer for subscription pro rata to the Holders of its Common Stock any additional shares of stock of any class, or other rights; (iii) there shall be any capital reorganization, or reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all, its assets to another corporation; or (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company, then, in any one or more of such cases, the Company shall give to the Holder of this Warrant (i) at least twenty days prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights, or for determining rights to vote in respect of any such reorganization, reclassifcation, consolidation, merger, sale, dissolution, liquidation or winding up, and (ii) in the case of any such reorganization, liquidation or winding-up, at lest twenty days prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the Holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (ii) shall also specify when the holders of Common Stock shall be entitled to exchange their Common Stock for securities or the property deliverable upon such reorganization, liquidation or winding-up, as the case may be. Each such written notice shall be given by first class mail, postage prepaid, addressed to the Holder of the Warrant at the address of such Holder as shown on the books of the Company.

  5. Common Stock. As use herein, the term "Common Stock" shall mean and include the Company's Common Stock authorized on the date of the original issue of any class of the Company thereafter authorized that shall not be limited to a fixed sum or percentage in respect to the rights of the Holders thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding-up of the Company, provided, that the shares purchasable pursuant to this Warrant shall include only shares of such class referred to in the first paragraph hereof designated in the Company's Articles of Incorporation as Common Stock on the date of the original issue or Warrant, or, in case of any reorganization, reclassification, consolidation, merger or sale of assets of the character referred to in paragraph 4 hereof, the stock, securities or assets provided for in such paragraph.

  6. Exchange of Warrant Certificate. The Warrant Certificate is exchangeable, upon its surrender by the registered Holder at such office or agency of the Company, for a new Warrant Certificate of like tenor, representing, in the aggregate, the right to subscribe for and purchase hereunder each of such new Warrant to represent the right to subscribe for and purchase such number of shares and warrants as shall be designated by the registered Holder at the time of such surrender. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of the Warrant Certificate, and, in case of any such loss, theft or destruction, upon delivery of a bond of indemnity satisfactory to the Company, or, in the case of any such mutilation, upon surrender or cancellation of the Warrant Certificate, the Company will issue to the registered Holder a new Warrant Certificate of like tenor, in lieu of the Warrant Certifcate, representing the right to subscribe for and purchase the number of shares that may be subscribed for and purchased at that time.

  7. Registration Rights. The Company covenants and agrees as follows:

       A. Piggy-Back Registration. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holder(s)) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company the Company shall cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

       B. Obligations of the Company. Whenever required under this paragraph 1 to effect the registration of any Registrable
Securities, the Company shall, as expeditiously as reasonably possible:

            i. Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or until the distribution contemplated in the Registration Statement has been completed; provided, however, that
(i) such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold.

            ii. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

            iii. Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request.

            iv. Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders (no more than 5 states).

            v. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

            vi. Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

            vii. Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange or over-the-counter market on which similar securities issued by the Company are then listed.

            viii. Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

       C. Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this paragraph 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

       D. Expenses of Piggy-Back Registration. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to subparagraph B for each Holder including fees and disbursements of counsel for the Company in its capacity as counsel to the selling Holders hereunder; if Company counsel does not make itself available for this purpose, the Company will pay the reasonable fees and disbursements of one counsel for the selling Holders selected by them, but excluding underwriting discounts and commissions relating to Registrable Securities.

       E. Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under subparagraph B to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters).

H. Indemnification. In the event any Registrable Securities are included in a registration statement under this paragraph 8:

            i. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the
1934 Act, against any losses, claims, damages, or liabilities aoint or several) to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, or the 1934 Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, this the indemnity agreement shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

            ii. To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its offcers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities aoint or several) to which any of the foregoing persons may become subject, under the Act, or the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified hereunder, in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that this indemnity agreement shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subdivision ii exceed the gross proceeds from the offering received by such Holder.

            iii. Promptly after receipt by an indemnified party under this subparagraph E of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this subparagraph E, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnifed party (together with all other indemnifed parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this subparagraph E, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this subparagraph E.

            iv. If the indemnification provided for in this subparagraph E is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnifed party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnifed party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnifed party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

            v. The obligations of the Company and Holders under this subparagraph E shall survive the completion of any offering of Registrable Securities in a registration statement under this paragraph 8, and otherwise.

       H. Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this paragraph 8 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

  9. Notices. Notices pursuant to this Agreement shall be given by first-class mail, postage prepaid, addressed to the registered Holder of each Warrant at the address of such Holder appearing in the records of the Company, if to the Holder, and to the Company's principal executive office, if to the Company.

IN WITNESS WHEREOF, Eftek Corp. has caused this Warrant to be signed by its duly authorized officers under its corporate seal, to be dated June 12, 1996.

                           EFTEK CORP.



                           /s/Frank Whitmore
                           ______________________________
                           By:  Frank Whitmore, President